     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________
                      RAGEN MACKENZIE GROUP INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                                     91-1898738
  (State or other jurisdiction              (I.R.S. EMPLOYER IDENTIFICATION NO.)
of incorporation or organization)

                         999 THIRD AVENUE, SUITE 4300
                          SEATTLE, WASHINGTON  98104
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

              RAGEN MACKENZIE, INC. EMPLOYEE STOCK PURCHASE PLAN
   RAGEN MACKENZIE GROUP INCORPORATED 1998 STOCK INCENTIVE COMPENSATION PLAN
      RAGEN MACKENZIE INCORPORATED 1996 STOCK INCENTIVE COMPENSATION PLAN
              RAGEN MACKENZIE INCORPORATED 1993 STOCK OPTION PLAN
              RAGEN MACKENZIE INCORPORATED 1989 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                             V. LAWRENCE BENSUSSEN
                            CHIEF FINANCIAL OFFICER
                      RAGEN MACKENZIE GROUP INCORPORATED
                         999 THIRD AVENUE, SUITE 4300
                           SEATTLE, WASHINGTON 98104
                                (206) 343-5000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ______________________

                                   COPY TO:

                             STEWART M. LANDEFELD
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099
                             ______________________

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
                                                                         MAXIMUM
                                                                         AGGREGATE
      TITLE OF SECURITIES         NUMBER TO BE     PROPOSED MAXIMUM      OFFERING         AMOUNT OF
        TO BE REGISTERED          REGISTERED(1)   OFFERING PRICE(2)      PRICE(2)      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
 per share
-------------------------------------------------------------------------------------------------------
 Ragen MacKenzie, Inc. Employee      200,000           $14.22           $2,844,000          $839
  Stock Purchase Plan
-------------------------------------------------------------------------------------------------------
 Ragen MacKenzie Group             2,000,000           $14.22          $28,440,000        $8,390
  Incorporated 1998 Stock
  Incentive Compensation Plan
-------------------------------------------------------------------------------------------------------
 Ragen MacKenzie Incorporated        714,966           $14.22          $10,166,816        $2,999
  1996 Stock Incentive
  Compensation Plan
-------------------------------------------------------------------------------------------------------
 Ragen MacKenzie Incorporated        277,900           $14.22           $3,951,738        $1,166
  1993 Stock Option Plan
-------------------------------------------------------------------------------------------------------
 Ragen MacKenzie Incorporated         70,000           $14.22             $995,400          $294
  1989 Stock Option Plan
-------------------------------------------------------------------------------------------------------
 TOTAL:                            3,262,866                                             $13,688
=======================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $14.22, based on the average of the high sales price ($14.38) and low sales price ($14.06) for the Registrant's Common Stock as reported by the New York Stock Exchange as of approximately 12:00 p.m. Pacific Coast Time on July 23, 1998.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") on June 23, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in
(a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 9, 1998, under Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 8 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, limitations on a director's liability to the Registrant and its shareholders.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.  EXHIBITS

   Exhibit
   Number                               Description
------------  ------------------------------------------------------------------
     5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

    23.1      Consent of Deloitte & Touche LLP

    23.2      Consent of Perkins Coie LLP (included in opinion filed as Exhibit
              5.1)

    24.1      Power of Attorney (see signature page)

    99.1 Ragen MacKenzie, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1)

    99.2 Ragen MacKenzie Group Incorporated 1998 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1)

    99.3 Ragen MacKenzie Incorporated 1996 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1)

    99.4 Ragen MacKenzie Incorporated 1993 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1)

    99.5 Ragen MacKenzie Incorporated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1)

ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 22nd day of June, 1998.

                              RAGEN MACKENZIE GROUP INCORPORATED

                                  /s/ ROBERT J. MORTELL, JR.
                              -----------------------------------------
                              By: Robert J. Mortell, Jr.
                                  President and Chief Operating Officer

     Each person whose individual signature appears below hereby authorizes Robert J. Mortell, Jr., and V. Lawrence Bensussen, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of June, 1998.

      SIGNATURE                                    TITLE
      ---------                                    -----

/s/ LESA A. SROUFE             Chairman of the Board and Chief Executive Officer
---------------------------    (Principal Executive Officer)
Lesa A. Sroufe

/s/ ROBERT J. MORTELL, JR.     President, Chief Operating Officer, Treasurer and
---------------------------    Director
Robert J. Mortell, Jr.

/s/ V. LAWRENCE BENSUSSEN      Senior Vice President, Chief Financial Officer
---------------------------    and Secretary (Principal Financial and
V. Lawrence Bensussen          Accounting Officer)

/s/ MARK A. MCLURE             Executive Vice President and Director
---------------------------
Mark A. McClure

/s/ JOHN L. MACKENZIE          Director
---------------------------
John L. MacKenzie

/s/ KIRBY L. CRAMER            Director
---------------------------
Kirby L. Cramer

/s/ ARTHUR W. HARRIGAN, JR.    Director
---------------------------
Arthur W. Harrigan, Jr.

/s/ PETER B. MADOFF            Director
---------------------------
Peter B. Madoff

                               Director
---------------------------
Gregory B. Maffei

                               INDEX TO EXHIBITS

  Exhibit
  Number                                 Description
-----------  -------------------------------------------------------------------
    5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

   23.1      Consent of Deloitte & Touche LLP

   23.2      Consent of Perkins Coie LLP (included in opinion filed as Exhibit
             5.1)

   24.1      Power of Attorney (see signature page)

   99.1 Ragen MacKenzie, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1)

   99.2 Ragen MacKenzie Group Incorporated 1998 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1)

   99.3 Ragen MacKenzie Incorporated 1996 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1)

   99.4 Ragen MacKenzie Incorporated 1993 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1)

   99.5 Ragen MacKenzie Incorporated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1)